UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

JAKE’S TRUCKING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52492                                                 98-0461476
(Commission File Number)                                  (I.R.S. Employer
                                                                  Identification No.)

505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2, Canada
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 604-790-1641

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On January 14, 2008, the registrant appointed Joseph W. Abrams as a member of and chairman of its newly created IndieMV Media Group Advisory Board.  Mr. Abrams will serve for an indefinite term and is entitled to compensation at the one year anniversary of his appointment in the form of options to purchase common stock of the registrant, with the number of such options and terms thereof at the discretion of the board of directors of the registrant.

Mr. Abrams is an entrepreneur and mergers and acquisitions specialist who focuses on working with small technology companies to build shareholder value in the public markets. He has led or advised in merger and acquisition transactions in excess of $1 billion and small cap market equity raises in excess of $200 million. Mr. Abrams has a BA in economics from SUNY Buffalo and an MBA from the University of Rochester.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

     10.1

Advisory Board Agreement between the registrant and Joseph W. Abrams dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2008                                                   Jake’s Trucking International, Inc.

                                                                                          By:  /s/ Ricardo E. Khayatte, Jr.
                                                                                                 Ricardo E. Khayatte, Jr.

 President and CEO

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